Dryden Tax-Managed Funds
(formerly Prudential Tax-Managed Funds)
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


         					December 29, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                                    Re: Dryden Tax-Managed Funds
                                     File No. 811-09101


Ladies and Gentlemen:

         Enclosed please find the Annual Report on Form N-SAR for Dryden Tax-Managed Funds for the fiscal year ended October 31, 2003. The Form N-SAR was filed using the EDGAR system.



                                                 Very truly yours,



                                     /s/ Marguerite E.H. Morrison
                                         Marguerite E.H. Morrison
                                              Assistant Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 29th day of December 2003.







Dryden Tax-Managed Funds





Witness: /s/ Marguerite E.H. Morrison	  By:/s/ Grace C. Torres
            Marguerite E.H. Morrison  	         Grace C. Torres
            Assistant Secretary		      	       Treasurer





























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